Exhibit 99.1

For Immediate Release

Behringer Harvard Acquires First Property in Boston Area

DALLAS, July 18, 2006 – Behringer Harvard announced today its entry into the Boston, Mass., market with its acquisition of Ferncroft Corporate Center, an eight-story Class A office building located about 18 miles north of downtown Boston and Logan International Airport. This 82 percent leased building represents the second purchase for Behringer Harvard Opportunity REIT I, Inc. Anchor tenants include Verizon Information Services, a subsidiary of Verizon Communications (NYSE:VZ), and the SAS Institute, a privately held software company.

“Ferncroft Corporate Center presented us with an attractive opportunity to enter a market that’s recently shown improvement in both occupancy and rental rates,” said Robert M. Behringer, chairman and CEO of Behringer Harvard. “We acquired this well-located asset at a significant discount to replacement cost. We expect continued strength in the market to provide significant upside potential as new leasing activity occurs at rising market rates.”

Prominently situated on a 12.6-acre hilltop site overlooking the interchange of Interstate 95 (Route 128) and Route 1, Ferncroft Corporate Center provides 226,338 rentable square feet of space. An adjoining three-story parking garage supplies a generous parking ratio of 4.5 spaces per 1,000 square feet of office space. The site also provides easy access to shopping, restaurants and the executive residential communities of the North Shore.

Originally constructed as a build-to-suit regional headquarters for Verizon Information Services in 1990, the office space was renovated in 1999. Amenities include a full-service café and state-of-the-art fitness center. The property is adjacent to the Ferncroft Country Club, which features a 27-hole championship golf course, and a full-service Sheraton Hotel with conference facilities.

Known as the business hub of New England, Boston serves as headquarters to 23 Fortune 500 companies. It’s also home to several of the country’s top financial corporations and universities that rank among the world’s finest.

About Behringer Harvard

Behringer Harvard is an investment company that offers a diverse selection of real estate funds reflecting core, value-added and opportunistic investment strategies. Its publicly registered non-traded REITs and limited partnerships provide strategic opportunities for sellers of institutional-quality real estate as well as individual investors seeking to diversify their portfolios. The company’s finite-life programs, offered through the independent broker dealer community, generally feature a total return focus and the financial transparency of public securities. For more information, call toll-free 866.655.3600 or visit behringerharvard.com.

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This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Opportunity REIT I, Inc., that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the offering documents for the offering of equity of Behringer Harvard Opportunity REIT I, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Contacts

Katie Myers	Jason Mattox	Barbara Marler
Richards/Gravelle	Executive Vice President	Marketing Communications Manager
katie_myers@richards.com	Behringer Harvard	Behringer Harvard
214.891.5842	jmattox@behringerharvard.com	bmarler@behringerharvard.com
	866.655.3600	469.341.2312

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